As filed with the Securities and Exchange Commission on September 25, 2020

Registration Statement No. 333-221492

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CITIUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	27-3425913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Myron Holubiak

President and Chief Executive Officer

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Telephone: (908) 967-6677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander M. Donaldson

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Telephone: (919) 781-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “accelerated filer”, “large accelerated filer, “smaller reporting company”, and “emerging growth company” (as defined in Rule 12b-2 of the Act):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement solely for the purpose of removing from registration the $19,575,940.12 of securities that remain unsold hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on September 25, 2020.

CITIUS PHARMACEUTICALS, INC.

By:	/s/ Myron Holubiak
Myron Holubiak
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicate

Signature	Title	Date

/s/ Myron Holubiak	Chief Executive Officer and Director	September 25, 2020
Myron Holubiak

/s/ Jaime Bartushak	Chief Financial Officer	September 25, 2020
Jaime Bartushak	(Principal Accounting Officer)

/s/ Leonard Mazur	Chairman, Board of Directors	September 25, 2020
Leonard Mazur

/s/ Suren Dutia*	Director	September 25, 2020
Suren Dutia

/s/ Carol Webb*	Director	September 25, 2020
Carol Webb

/s William Kane*	Director	September 25, 2020
Dr. William Kane

/s/ Howard Safir*	Director	September 25, 2020
Howard Safir

/s/ Eugene Holuka*	Director	September 25, 2020
Dr. Eugene Holuka

*By:	/s/ Myron Holubiak
Myron Holubiak, Attorney-in-Fact